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                                                                     EXHIBIT 5.1


                 [BRACEWELL & PATTERSON, L.L.P. LETTERHEAD]





                                  May 8, 1997



Search Capital Group, Inc.
700 North Pearl, Suite 400
North Tower, Lock Box 401
Dallas, Texas  75201


Gentlemen:

We refer to the Form S-4 Registration Statement of Search Capital Group, Inc., a Texas corporation (the "Company"), filed with the Securities and Exchange Commission, and the Joint Proxy Statement/Prospectus contained therein (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, up to 4,797,800 shares of the Company's Common Stock, $0.01 par value per share (the "Common Shares"). The Common Shares are to be issued in connection with the merger (the "Merger") of Search Capital Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), with and into MS Financial, Inc., a Delaware corporation ("MSF"), pursuant to the Agreement and Plan of Merger, dated as of February 7, 1997 (the "Merger Agreement"), among the Company, MSF, and Merger Sub.

We have examined copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation and Bylaws, including any and all amendments thereto, and minutes of applicable meetings of the stockholders and the board of directors of the Company, or written consents in lieu of such meetings, together with such other corporate records and certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion. Based upon the foregoing, and having regard to the legal considerations that we deem relevant, it is our opinion that:

1. All necessary corporate actions have been taken to authorize the issuance of the Common Shares in connection with the Merger.

2. Assuming that all relevant corporate actions heretofore taken by the Company remain in full force and effect, if and when the Common Shares are issued, sold, and delivered by the Company in accordance with the terms and conditions of the Merger Agreement and as
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Search Capital Group, Inc.
May 8, 1997
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       contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid, and nonassessable.

We hereby consent to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus, which constitutes a part of the Registration Statement referred to above. We also consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 thereto.

                                        Very truly yours,


                                        /s/ BRACEWELL & PATTERSON, L.L.P.

                                        Bracewell & Patterson, L.L.P.